SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                             Precom Technology, Inc.
                             (A Florida Corporation)


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                                INDEX TO EXHIBITS
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     Exhibits           SEC Ref. No.                Description of Exhibit
     --------           ------------                ----------------------
         1                    4.1         Financial Consulting Services Agreement by and
                                          between M. Blaine Riley, Randall Letcavage and
                                          Rosemary Nguyen and Precom Technology, Inc. dated
                                          April 17, 2002.

         2                    4.2         Consulting Agreement between Precom Technology, Inc.
                                          and Nicholas Calapa, dated April 16, 2002.

         3                    4.3         Consulting Agreement between Precom Technology, Inc.
                                          and Bruce Keller, dated April 16, 2002.
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